UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): March 9, 2006
United Components, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-107219	04-3759857
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (ZIP Code)
(812) 867-4156
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 9, 2006, United Components, Inc. (“UCI”) and ASC Industries, Inc. (“ASC”) announced that they have entered into a definitive agreement under which UCI will acquire all of the fully diluted capital stock of the water pump manufacturer ASC for a purchase price of $154.7 million (including assumed indebtedness). In addition, UCI has agreed to pay to the stock holders of ASC up to an aggregate amount of $4,000,000 of additional purchase price based upon the achievement of certain operational objectives.
     The respective Boards of Directors of UCI and ASC have each approved the transaction. Closing of this transaction is subject to satisfaction of certain customary closing conditions, including receipt of certain governmental approvals and UCI’s securing requisite financing.
     A copy of the press release announcing the execution of the definitive agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Forward-Looking Statements
     Statements in this report that are not historical facts are forward-looking statements, which involve risks and uncertainties that could affect UCI’s actual results. Information regarding the important factors that could cause UCI’s actual results to differ materially from the forward-looking statements contained in this report can be found in UCI’s other filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 9, 2006.

SIGNATURES
     Pursuant to the requirements the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMPONENTS, INC.
Date: March 9, 2006	BY:	/s/ Charles T. Dickson
		Name:	Charles T. Dickson
		Title:	Chief Financial Officer